UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 5, 2013

Date of Report (Date of earliest event reported)

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 WEST 57th STREET

NEW YORK, NEW YORK 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 765-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

As previously announced, International Flavors & Fragrances Inc. (the “Company”) is holding its 2013 Investor Day on Wednesday, June 5, 2013 in New York, New York. Interested parties can access a live audio webcast within the Investor Relations section of the Company’s website at www.iff.com. For those unable to listen to the live audio webcast, a replay will be accessible on the Investor Relations section of the Company’s website approximately 48 hours after the event and will remain available for one year after the event. The presentations beginning at 8:00 a.m. EDT are being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Cautionary Statement Regarding Forward-Looking Information

The presentations furnished with this Current Report on Form 8-K include “forward-looking statements” under the Federal Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectations concerning its future results, performance and the growth opportunities for the business, its product portfolio and R&D pipeline, the expected development of commercialization of sustainable, cost-effective ingredients, and its ability to execute on its long-term strategic plan and reach its long-term goals. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2013. The Company wishes to caution readers that certain important factors may affect and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. With respect to the Company’s expectations regarding these statements, such factors include, but are not limited to, the economic climate for the Company’s industry and demand for the Company’s products, fluctuations in the price, quality and availability of raw materials, changes in consumer preferences, the effects of any unanticipated costs and construction or start-up delays in the expansion of any of the Company’s facilities, the Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability, realization of growth targets, the Company’s ability to successfully develop new and competitive products and to enter and expand its sales in new and other emerging markets. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on the Company’s business. Accordingly, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Certain of the presentations furnished with this Current Report on Form 8-K contain non-GAAP financial measures, including (i) adjusted EPS, (ii) adjusted operating profit, (iii) adjusted operating profit margin, (iv) local currency sales, (v) LFL, or like-for-like local currency sales, (vi) adjusted effective tax rate, (vii) adjusted segment profit, (viii) adjusted segment profit margin, (ix) adjusted return on invested capital, (x) core working capital and (xi) adjusted cash flow from operations. These measures are not intended to represent a presentation in accordance with GAAP. In discussing the Company’s historical and expected future results and financial condition, the Company believes it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding identified items. The Company believes such non-GAAP measures provide investors with an overall perspective of the period-to-period performance of its business. In addition, management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to our business. A material limitation of these non-GAAP measures is that such measures do not reflect actual GAAP amounts. The Company compensates for such limitations by presenting the reconciliations contained in the furnished presentations to the most directly comparable GAAP measure. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Investor Day Presentation Materials dated June 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

Date: June 5, 2013	By:	/s/ Kevin C. Berryman
	Name:	Kevin C. Berryman
	Title:	Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Day Presentation Materials dated June 5, 2013.